Exhibit 1.1

Execution Version

Terms Agreement

Wells Fargo Securities, LLC

PNC Capital Markets LLC

Scotia Capital (USA) Inc.

Truist Securities, Inc.

As Representatives of

the several

Underwriters listed in

Schedule I hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

c/o Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

c/o Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, NY 10001

August 18, 2025

Dear Ladies and Gentlemen:

Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Certain terms defined in the Terms and Provisions and the addresses of the Representatives referred to in Section 11 of the Terms and Provisions are set forth in Schedule II hereto. For the avoidance of doubt, the Company and the Underwriters acknowledge and agree that the phrase “since the date of this Agreement” in Section 6(j) of the Terms and Provisions shall refer to the date of this Terms Agreement.

The Representatives hereby confirm and the Company acknowledges that the list of the Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) in the fifth paragraph, the first sentence of the eighth paragraph, and each paragraph under the sub-heading “Other Relationships” under the heading “Underwriting” in the Company’s Prospectus Supplement dated August 18, 2025, to the Company’s Prospectus dated February 13, 2024, relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

All the provisions contained in the Terms and Provisions, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Terms and Provisions had been set forth in full herein, except for:

•

Section 1(a), which is hereby deleted in its entirety and replaced with the following: “(a) A registration statement on Form S-3 (File No. 333-277039), including a Basic Prospectus (as defined herein), with respect to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. The Indenture pursuant to which the Securities will be issued (the “Indenture”) has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement, “Registration Statement” means such registration statement when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter at the time of effectiveness of such amendment or filing of such supplement with the Commission (including all documents incorporated therein by reference); “Basic Prospectus” means the basic prospectus (including all documents incorporated therein by reference) included in the Registration Statement referred to above in the form in which it most recently has been filed with the Commission on or before the date of this Agreement; “Preliminary Prospectus” means each preliminary prospectus supplement (including all documents incorporated therein by reference) to the Basic Prospectus and specifically relating to the Securities used prior to the filing of the Prospectus; and “Prospectus” means the prospectus supplement (including all documents incorporated therein by reference) to the Basic Prospectus and specifically relating to the Securities, together with any amendments or supplements thereto, first filed with the Commission after the execution and delivery of this Agreement pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order suspending the effectiveness of the Registration

2

Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus. The Registration Statement and the Prospectus, as of the date when they became or become effective under the Securities Act or were or are filed with the Commission, as the case may be, complied or will comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder. The initial Effective Date of the Registration Statement was not earlier than three years before the Applicable Time (as that term is defined in the Terms Agreement).”

•

Section 1(y), which is hereby deleted in its entirety and replaced with the following: “(y) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, HM Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia Regions and Crimea Region of Ukraine, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, in all cases unless otherwise authorized under a license issued by OFAC. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any material dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.”

For the purposes of the Terms and Provisions, the “Applicable Time” shall be 3:45 p.m. (Eastern Time) on the date hereof.

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If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Jennifer C. Mason
Name:	Jennifer C. Mason
Title:	Vice President and Treasurer

[Signature Page – Terms Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
Name:	Michael Ravanesi
Title:	Managing Director & Head of U.S. Debt Origination

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page – Terms Agreement]

Schedule I

	Principal Amount of Securities to be Purchased
Underwriter	Series TT Notes	Series UU Notes	Series VV Notes
Wells Fargo Securities, LLC	$32,800,000	$41,000,000	$49,200,000
PNC Capital Markets LLC	30,400,000	38,000,000	45,600,000
Scotia Capital (USA) Inc.	30,400,000	38,000,000	45,600,000
Truist Securities, Inc.	30,400,000	38,000,000	45,600,000
BofA Securities, Inc.	23,000,000	28,750,000	34,500,000
Deutsche Bank Securities Inc.	23,000,000	28,750,000	34,500,000
J.P. Morgan Securities LLC	23,000,000	28,750,000	34,500,000
Citigroup Global Markets Inc.	21,400,000	26,750,000	32,100,000
Fifth Third Securities, Inc.	21,400,000	26,750,000	32,100,000
U.S. Bancorp Investments, Inc.	21,400,000	26,750,000	32,100,000
Goldman Sachs & Co. LLC	16,000,000	20,000,000	24,000,000
HSBC Securities (USA) Inc.	16,000,000	20,000,000	24,000,000
ICBC Standard Bank Plc	16,000,000	20,000,000	24,000,000
Siebert Williams Shank & Co., LLC	16,000,000	20,000,000	24,000,000
TD Securities (USA) LLC	16,000,000	20,000,000	24,000,000
Loop Capital Markets LLC	12,000,000	15,000,000	18,000,000
BNY Mellon Capital Markets, LLC	11,600,000	14,500,000	17,400,000
Capital One Securities, Inc.	11,600,000	14,500,000	17,400,000
UniCredit Capital Markets LLC	11,600,000	14,500,000	17,400,000
NatWest Markets Securities Inc.	8,000,000	10,000,000	12,000,000
Standard Chartered Bank	8,000,000	10,000,000	12,000,000

Total	$400,000,000	$500,000,000	$600,000,000

Schedule II-A

Representatives:	Wells Fargo Securities, LLC PNC Capital Markets LLC Scotia Capital (USA) Inc. Truist Securities, Inc.

Underwriting Agreement:	March 3, 2021

Registration Statement No.:	333-277039

Title of Securities:	4.200% Series TT Notes due 2027 (the “Series TT Notes”)

Aggregate Principal Amount:	$400,000,000

Price to Public:	99.933% of the principal amount of the Series TT Notes, plus accrued interest, if any, from August 20, 2025

Underwriting Discount:	0.250%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	July 15, 2027

Interest Rate:	4.200% per annum, payable semiannually

Interest Payment Dates:	January 15 and July 15, commencing on January 15, 2026

CUSIP / ISIN:	571903 BV4 / US571903BV42

Optional Redemption Provisions:	Prior to July 15, 2027 (the date that is their maturity date), the Company may redeem the Series TT Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series TT Notes discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series TT Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series TT Notes to the redemption date.

Purchase of Securities Upon a Change in Control Repurchase Event:	If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Series TT Notes at a price equal to 101% of the principal amount of the Series TT Notes, plus accrued and unpaid interest to the date of repurchase. “Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated August 18, 2025.

Sinking Fund Provisions:	None

Other Provisions:	As specified in the Preliminary Prospectus Supplement dated August 18, 2025 relating to the Securities.

Securities Exchange:	The Series TT Notes will not be listed on any exchange.

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by S&P Global Ratings

Closing Date and Delivery Date:	August 20, 2025

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017

Address for Notices to Underwriters:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor,

Charlotte, North Carolina 28202

Attention: Transaction Management

E-Mail: tmgcapitalmarkets@wellsfargo.com

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income

Transaction Execution

E-Mail: capitalmarketsnotices@pnc.com

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets, U.S.

E-Mail: US.Legal@scotiabank.com

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, NY 10001

Attention: Investment Grade Capital Markets

Facsimile: (404) 926-5027

Schedule II-B

Representatives:	Wells Fargo Securities, LLC PNC Capital Markets LLC Scotia Capital (USA) Inc. Truist Securities, Inc.

Underwriting Agreement:	March 3, 2021

Registration Statement No.:	333-277039

Title of Securities:	4.500% Series UU Notes due 2031 (the “Series UU Notes”)

Aggregate Principal Amount:	$500,000,000

Price to Public:	98.911% of the principal amount of the Series UU Notes, plus accrued interest, if any, from August 20, 2025

Underwriting Discount:	0.600%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	October 15, 2031

Interest Rate:	4.500% per annum, payable semiannually

Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2026

CUSIP / ISIN:	571903 BW2 / US571903BW25

Optional Redemption Provisions:	Prior to September 15, 2031 (one month prior to their maturity date) (the “Series UU Par Call Date”), the Company may redeem the Series UU Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series UU Notes discounted to the redemption date (assuming the Series UU Notes matured on the Series UU Par

Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series UU Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series UU Notes to the redemption date.

On or after the Series UU Par Call Date, the Company may redeem the Series UU Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series UU Notes being redeemed plus accrued and unpaid interest on the Series UU Notes to the redemption date.

Purchase of Securities Upon a Change in Control Repurchase Event:	If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Series UU Notes at a price equal to 101% of the principal amount of the Series UU Notes, plus accrued and unpaid interest to the date of repurchase. “Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated August 18, 2025.

Sinking Fund Provisions:	None

Other Provisions:	As specified in the Preliminary Prospectus Supplement dated August 18, 2025 relating to the Securities.

Securities Exchange:	The Series UU Notes will not be listed on any exchange.

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by S&P Global Ratings

Closing Date and Delivery Date:	August 20, 2025

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017

Address for Notices to Underwriters:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor,

Charlotte, North Carolina 28202

Attention: Transaction Management

E-Mail: tmgcapitalmarkets@wellsfargo.com

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income

Transaction Execution

E-Mail: capitalmarketsnotices@pnc.com

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets, U.S.

E-Mail: US.Legal@scotiabank.com

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, NY 10001 Attention: Investment Grade Capital Markets Facsimile: (404) 926-5027

Schedule II-C

Representatives:	Wells Fargo Securities, LLC PNC Capital Markets LLC Scotia Capital (USA) Inc. Truist Securities, Inc.

Underwriting Agreement:	March 3, 2021

Registration Statement No.:	333-277039

Title of Securities:	5.250% Series VV Notes due 2035 (the “Series VV Notes”)

Aggregate Principal Amount:	$600,000,000

Price to Public:	98.910% of the principal amount of the Series VV Notes, plus accrued interest, if any, from August 20, 2025

Underwriting Discount:	0.650%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	October 15, 2035

Interest Rate:	5.250% per annum, payable semiannually

Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2026

CUSIP / ISIN:	571903 BX0 / US571903BX08

Optional Redemption Provisions:	Prior to July 15, 2035 (three months prior to their maturity date) (the “Series VV Par Call Date”), the Company may redeem the Series VV Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series VV Notes discounted to the redemption date (assuming the Series VV Notes matured on the Series VV Par

Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series VV Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series VV Notes to the redemption date.

On or after the Series VV Par Call Date, the Company may redeem the Series VV Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series VV Notes being redeemed plus accrued and unpaid interest on the Series VV Notes to the redemption date.

Purchase of Securities Upon a Change in Control Repurchase Event:	If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Series VV Notes at a price equal to 101% of the principal amount of the Series VV Notes, plus accrued and unpaid interest to the date of repurchase. “Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated August 18, 2025.

Sinking Fund Provisions:	None

Other Provisions:	As specified in the Preliminary Prospectus Supplement dated August 18, 2025 relating to the Securities.

Securities Exchange:	The Series VV Notes will not be listed on any exchange.

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by S&P Global Ratings

Closing Date and Delivery Date:	August 20, 2025

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017

Address for Notices to Underwriters:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor,

Charlotte, North Carolina 28202

Attention: Transaction Management

E-Mail:

tmgcapitalmarkets@wellsfargo.com

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income

Transaction Execution

E-Mail: capitalmarketsnotices@pnc.com

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets, U.S.

E-Mail: US.Legal@scotiabank.com

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, NY 10001 Attention: Investment Grade Capital Markets Facsimile: (404) 926-5027

ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated August 18, 2025

ANNEX B

Issuer Free Writing Prospectus Filed Pursuant to Rule 433

supplementing the

Preliminary Prospectus Supplement dated August 18, 2025

Registration No. 333-277039

MARRIOTT INTERNATIONAL, INC.

$400,000,000 4.200% Series TT Notes due 2027

$500,000,000 4.500% Series UU Notes due 2031

$600,000,000 5.250% Series VV Notes due 2035

PRICING TERM SHEET

Dated: August 18, 2025

4.200% Series TT Notes due 2027

Issuer:	Marriott International, Inc. (the “Company”)

Anticipated Ratings (Moody’s / S&P)*:	Baa2 / BBB

Security:	4.200% Series TT Notes due 2027 (the “Series TT Notes”)

Aggregate Principal Amount:	$400,000,000

Maturity Date:	July 15, 2027

Coupon:	4.200%

Interest Payment Dates:	January 15 and July 15, commencing on January 15, 2026

Day Count Convention:	360-day year consisting of twelve 30-day months

Price to Public:	99.933% of the principal amount

Benchmark Treasury:	3.875% due July 31, 2027

Benchmark Treasury Price / Yield:	100-06 1/4 / 3.769%

Spread to Benchmark Treasury:	47 basis points

Yield to Maturity:	4.239%

Optional Redemption Provisions:	Prior to July 15, 2027 (the date that is their maturity date), the Company may redeem the Series TT Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series TT Notes discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series TT Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series TT Notes to the redemption date.

Change of Control:	Issuer repurchase offer required following certain changes of control as described in the Preliminary Prospectus Supplement dated August 18, 2025.

Trade Date:	August 18, 2025

Expected Settlement Date**:	August 20, 2025 (T+2)

CUSIP / ISIN:	571903 BV4 / US571903BV42

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Wells Fargo Securities, LLC

PNC Capital Markets LLC

Scotia Capital (USA) Inc.

Truist Securities, Inc.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

U.S. Bancorp Investments, Inc.

Goldman Sachs & Co. LLC

Senior Co-Managers:

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Siebert Williams Shank & Co., LLC

TD Securities (USA) LLC

Loop Capital Markets LLC

BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

UniCredit Capital Markets LLC

NatWest Markets Securities Inc.

Standard Chartered Bank

4.500% Series UU Notes due 2031

Issuer:	Marriott International, Inc. (the “Company”)

Anticipated Ratings (Moody’s / S&P)*:	Baa2 / BBB

Security:	4.500% Series UU Notes due 2031 (the “Series UU Notes”)

Aggregate Principal Amount:	$500,000,000

Maturity Date:	October 15, 2031

Coupon:	4.500%

Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2026

Day Count Convention:	360-day year consisting of twelve 30-day months

Price to Public:	98.911% of the principal amount

Benchmark Treasury:	3.875% due July 31, 2030

Benchmark Treasury Price / Yield:	100-03 / 3.854%

Spread to Benchmark Treasury:	85 basis points

Yield to Maturity:	4.704%

Optional Redemption Provisions:	Prior to September 15, 2031 (one month prior to their maturity date) (the “Series UU Par Call Date”), the Company may redeem the Series UU Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series UU Notes discounted to the redemption date (assuming the Series UU Notes matured on the Series UU Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series UU Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series UU Notes to the redemption date.

On or after the Series UU Par Call Date, the Company may redeem the Series UU Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series UU Notes being redeemed plus accrued and unpaid interest on the Series UU Notes to the redemption date.

Change of Control:	Issuer repurchase offer required following certain changes of control as described in the Preliminary Prospectus Supplement dated August 18, 2025.

Trade Date:	August 18, 2025

Expected Settlement Date**:	August 20, 2025 (T+2)

CUSIP / ISIN:	571903 BW2 / US571903BW25

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Wells Fargo Securities, LLC

PNC Capital Markets LLC

Scotia Capital (USA) Inc.

Truist Securities, Inc.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

U.S. Bancorp Investments, Inc.

Goldman Sachs & Co. LLC

Senior Co-Managers:

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Siebert Williams Shank & Co., LLC

TD Securities (USA) LLC

Loop Capital Markets LLC

BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

UniCredit Capital Markets LLC

NatWest Markets Securities Inc.

Standard Chartered Bank

5.250% Series VV Notes due 2035

Issuer:	Marriott International, Inc. (the “Company”)

Anticipated Ratings (Moody’s / S&P)*:	Baa2 / BBB

Security:	5.250% Series VV Notes due 2035 (the “Series VV Notes”)

Aggregate Principal Amount:	$600,000,000

Maturity Date:	October 15, 2035

Coupon:	5.250%

Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2026

Day Count Convention:	360-day year consisting of twelve 30-day months

Price to Public:	98.910% of the principal amount

Benchmark Treasury:	4.250% due August 15, 2035

Benchmark Treasury Price / Yield:	99-09 / 4.339%

Spread to Benchmark Treasury:	105 basis points

Yield to Maturity:	5.389%

Optional Redemption Provisions:	Prior to July 15, 2035 (three months prior to their maturity date) (the “Series VV Par Call Date”), the Company may redeem the Series VV Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series VV Notes discounted to the redemption date (assuming the Series VV Notes matured on the Series VV Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series VV Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series VV Notes to the redemption date.

On or after the Series VV Par Call Date, the Company may redeem the Series VV Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series VV Notes being redeemed plus accrued and unpaid interest on the Series VV Notes to the redemption date.

Change of Control:	Issuer repurchase offer required following certain changes of control as described in the Preliminary Prospectus Supplement dated August 18, 2025.

Trade Date:	August 18, 2025

Expected Settlement Date**:	August 20, 2025 (T+2)

CUSIP / ISIN:	571903 BX0 / US571903BX08

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Wells Fargo Securities, LLC

PNC Capital Markets LLC

Scotia Capital (USA) Inc.

Truist Securities, Inc.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

U.S. Bancorp Investments, Inc.

Goldman Sachs & Co. LLC

Senior Co-Managers:

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Siebert Williams Shank & Co., LLC

TD Securities (USA) LLC

Loop Capital Markets LLC

BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

UniCredit Capital Markets LLC

NatWest Markets Securities Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect to deliver the notes against payment for the notes on or about August 20, 2025, which will be the second business day following the date of the pricing of the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade their notes prior to the business day before settlement should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at (800) 645-3751, PNC Capital Markets LLC at (855) 881-0697, Scotia Capital (USA) Inc. at 1-800-372-3930 or Truist Securities, Inc. at 1-800-685-4786.